                                                                   Exhibit 10.13

                              BUSINESS PARK LEASE

1. BASIC LEASE TERMS.

a. DATE OF LEASE EXECUTION: 10/26/93
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b. TENANT: Test Systems Strategies, Inc.
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   Trade Name: same
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   Address (Leased Premises): 9305 SW Gemini Drive, Beaverton, OR 97005
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   Building/Unit: 15/ALL
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   Address (For Notices): same as above
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   _____________________________________________________________________________

c. LANDLORD: Petula Associates Ltd. and Koll Creekside Associates II
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   Address (For Notices): c/o Forum Properties, Inc., 8705 SW Nimbus Ave.
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   Ste. 230, Beaverton, OR 97005
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   ___________________________________________________________________________

d. TENANT'S USE OF PREMISES: Headquarters office, sales office, research &
                             -------------------------------------------------
   development and manufacturing of computer services
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e. PREMISES AREA: Approximately 31,381                             Square Feet
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f. PROJECT AREA: Approximately 117,870                             Square Feet
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g. AGREED UPON PREMISES PERCENT OF PROJECT: 26.6                            %
                                            --------------------------------
h. TERM OF LEASE Commencement: 1/1/94 Expiration: 12/31/99
                               ------             --------
   Number of Months:72
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i. BASE MONTHLY RENT: $ 13,800.00*    *First two months rent abated.
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j. RENT ADJUSTMENT (Initial One):

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Landlord   (1) Cost of Living. If this provision is initialed, the cost of
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               living provisions of Section 4.b(1) apply.

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Landlord   (2) Step increase. If this provision is initialed, the step
- --------
               adjustment provisions of Section 4.b(2) apply as follows:

                                             Effective Date of                                        New Base
                                               Rent Increase                                         Monthly Rent
                                       January 1                  , 1995                $  17,040.00
                                       ---------------------------                         ----------------------------------
                                       January 1                  , 1996                S  20,160.00
                                       ---------------------------                         ----------------------------------
                                       January 1                  , 1997                $  22,908.00
                                       ---------------------------                         ----------------------------------
                                       ___________________________, 19____              $  __________________________________
                                       ___________________________, 19____              $  __________________________________

k. ANNUAL EXPENSE BASE:

   Expense Rate                     $  0.00
                                     -------------
   Premises Area Square Feet        X  31.381
                                     -------------
   Annual Expense Base              $  0.00
                                     -------------

   Note: An Annual Expense Base of $0 does not mean Expenses are not payable by Tenant. See Section 4 below. Currently, Expenses are estimated to be $.22* per square foot per month. *See Section 30. Subject maximum limits set forth in Section 30.

l. PREPAID RENT: $13,800.00 (due and payable at expiration of rent abatement
                 ----------
   period).

m. TOTAL SECURITY DEPOSIT: $14,499.00* , including a $1,098.00 nonrefundable
                            -----------               --------
   cleaning fee. Tenant's Security Deposit and nonrefundable cleaning fee on its existing lease will be transferred to this Lease. No additional deposit or fee is required under this Lease.

n. BROKER(S): (Greg Hume: Greg Hume Properties, Inc.
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o. GUARANTORS: n/a
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2. Premises.

   Landlord leases to Tenant the premises described in Section 1 and in Exhibit A (the "Premises"), located in the project described on Exhibit B (the "Project"). Landlord reserves the right to modify Tenant's percentage of the Project as set forth in Section 1 if the Project size is increased through the development of additional property. By taking occupancy of the Premises, Tenant acknowledges that it generally accepts the Premises subject to (i) any work which Landlord agreed to perform prior to the commencement which Landlord and Tenant identify in writing, prior to occupancy, as not completed, and (ii) for a period of one year from the date the Premises are substantially complete, Landlord shall repair and/or replace any defects in the Premises to the extent such defects are caused by defects in materials or workmanship; Tenant shall promptly notify Landlord of such defects as soon as and when discovered by Tenant, and Landlord shall repair or correct the same within a reasonable time from the date of such notice.



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

3.   TERM.

a. The term of this Lease is for the period set forth in Section 1, commencing on the date in Subsection 1.h (the "Commencement Date"). Upon the date of substantial completion of the construction of the improvements to the Premises described in subparagraph (c) below (herein the "Delivery Date"), possession of the Premises shall be delivered to Tenant; provided, the Delivery Date shall not occur prior to January 1, 1994, unless the Premises are substantially complete prior to January 1, 1994, and Tenant elects in writing to take possession thereof upon or after such substantial completion but prior to January 1, 1994, in which case the Delivery Date for the Premises shall be such earlier date that Tenant takes possession of the Premises, and Base Monthly Rent shall be pro-rated accordingly. Notwithstanding the foregoing, Landlord may in its reasonable discretion allow Tenant to begin installing its computer cables and phone lines in the Premises prior to the Delivery Date; provided Landlord and Tenant execute a separate letter agreement with respect thereto prior to such activities commencing. For purposes of this Lease the term "substantially complete" is the stage in the progress of the construction of the Tenant Improvements when such construction is sufficiently complete in accordance with Exhibit E attached hereto so Tenant can occupy the Premises for their intended use.

b. The term of this Lease shall be automatically extended, upon the Delivery Date, to expire on the last day of the seventy-second (72nd) full calendar month following the Delivery Date. Prior to taking possession of the Premises, Landlord and Tenant shall execute a confirming letter or amendment, confirming the Delivery Date and the date upon which the Lease term shall expire.
c.

(1) The Tenant Improvements in the Premises shall be substantially completed by Landlord in accordance with the terms and provisions of Exhibit E attached hereto. Any inconsistency between the provisions of this subparagraph 3.(c) and Exhibit E attached hereto shall be controlled by this subparagraph 3.(c).

(2) Landlord shall substantially complete the Tenant Improvements in the Premises substantially in accordance with Exhibit E attached hereto by December 31, 1993 (the "Target Date"); provided, Landlord shall use all reasonable efforts to substantially complete the Premises by December 20, 1993.

     (a) Any delays in substantially completing the Premises which are attributable to Tenant shall automatically extend the Target Date by the same number of days.

     (b) Any delays in substantially completing the Premises which are beyond the control of either Landlord or Tenant shall automatically extend the Target Date and the Commencement Date by the same number of days, without liability to either party.

d.

(1) If there are delays in substantially completing the Premises extending the Delivery Date beyond January 1, 1994, of the type mentioned in subparagraph 3.(c)(2)(a) above (the number of days such delays extend the Delivery Date beyond January 1, 1994, is sometimes referred herein as the "Tenant Delay Period"), then notwithstanding the date possession of the Premises is actually delivered to Tenant, the Delivery Date and the Commencement Date shall be deemed to have occurred on the earlier date that the Premises reasonably could have been substantially completed absent such delays attributable to Tenant.

(2) If there are delays in substantially completing the Premises attributable to Landlord extending the Delivery Date beyond January 1, 1994, the Commencement Date shall be automatically extended by the number days (the "Landlord Delay Period") such delays extended the Delivery Date beyond January 1, 1994, and Landlord shall pay all rent, common area charges, and any other additional rent under the lease for Tenant's existing space only for the number of days represented by the Landlord Delay Period.

(3) If there are delays in substantially completing the Premises not attributable to Tenant extending the Delivery Date beyond March 12, 1994, either party may, as its sole and exclusive remedy against the other party, immediately terminate this Lease without liability to the other party, by written notice on or before March 22, 1994, and all payments and deposits paid by Tenant shall be fully refunded. In the event of such termination, any extension of the lease (pursuant to Section 3.(e) below) for Tenant's existing space shall terminate sixty (60) days after the termination notice is given to the other party. If neither party notifies the other by March 22, 1994, Landlord shall proceed in completing the Premises, and neither party thereafter shall have the option of terminating this Lease because of delays in substantially completing the Premises.

e. If for any reason there are delays in substantially completing the Premises extending the Delivery Date beyond January 1, 1994, the lease for Tenant's existing space shall be extended for a period sufficient to enable Tenant to vacate the same and move in and occupy the Premises in accordance with this Lease, and Tenant shall pay all rent, common area charges, and any other additional rent under the lease for Tenant's existing space only for the number of days represented by the Tenant Delay Period.

f. If there are delays in substantially completing the Premises attributable to Landlord extending the Delivery Date beyond January 1, 1994, the Commencement Date may begin only after Landlord has provided Tenant fourteen (14) days written notice of the revised projected Delivery Date. Such notice shall contain Landlord's good faith estimate of the revised projected Delivery Date, and Landlord shall update or supplement such notice in the event Landlord's good faith estimate changes for any reason.

4.   RENT

a. BASE MONTHLY RENT. Tenant shall pay to Landlord base monthly rent in the initial amount in Section 1 which shall be payable monthly in advance on the first day of each and every calendar month ("Base Monthly Rent"); provided, however, the Base Monthly Rent for the first month of the term (or the first month following any rental abatement period, if applicable) is due upon execution of this Lease by Tenant. If the term of this Lease contains any rental abatement


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

     period, Tenant hereby agrees that if Tenant breaches the Lease and/or abandons the Premises before the end of the Lease term, or if this Lease or Tenant's right to possession is terminated by Landlord because of Tenant's breach of the Lease, Landlord shall, at its option, (1) void the rental abatement period, and (2) recover from Tenant, in addition to all other damages due Landlord, rent for the duration of the rental abatement period at a rental rate equivalent to the highest Base Monthly Rent specified herein. All charges and sums due from Tenant to Landlord hereunder shall be deemed rent.

     For purposes of Section 467 of the Internal Revenue Code, the parties to this Lease hereby agree to allocate the stated rents, provided herein, to the periods which correspond to the actual rent payments as provided under the terms and conditions of this agreement.

b.   Rent Adjustment.

     (2) Step Increase. If Section 1.j(2) is initialed, Base Monthly Rent shall be increased periodically to the amounts and at the times set forth in
          Section 1.j(2).

c. Expenses. The purpose of this Section 4.c is to ensure that Tenant bears a share of all Expenses related to the use, maintenance, ownership, repair or replacement, and insurance of the Project. Accordingly, beginning on the date Tenant takes possession of the Premises, Tenant shall pay to Landlord that portion of Tenant's share of Expenses related to the Project which is in excess of the Annual Expense Base, if any, shown in Section 1, subject to the Maximum limits set forth in Section 30.

     (1) Expenses Defined. The term "Expenses" shall mean all costs and expenses incurred by Landlord with respect to the ownership, operation, maintenance, repair or replacement, and insurance of the Project, including without limitation, the following costs:

          (a) All supplies, materials, labor, equipment, and utilities used in or related to the operation and maintenance of the Project;

          (b) All management, janitorial, legal, accounting, insurance, and service agreement costs related to the Project;

          (c) All maintenance, replacement and repair costs relating to the areas within or around the Project, including, without limitation, air conditioning systems, sidewalks, landscaping, service areas, driveways, parking areas (including resurfacing and restriping parking areas), walkways, building exteriors (including painting), signs and directories, repairing and replacing roofs, walls, etc. These costs may be included either based on actual expenditures or based on establishment of reasonable reserves.

          (d) Amortization (along with reasonable financing charges) of capital improvements made to the Project which may be required by any government authority or which will improve the operating efficiency of the Project (provided, however, that the amount of such amortization for improvements not mandated by government authority shall not exceed in any year the amount of costs reasonably determined by Landlord in its sole discretion to have been saved by the expenditure either through the reduction, or minimization of increases, of costs which would have otherwise occurred).

          (e) All Real Property Taxes, which shall mean and include all taxes, assessments (general and special) and other impositions or charges which may be taxed, charged, levied, assessed or imposed upon all or any portion of or in relation to the Project or any portion thereof, any leasehold estate in the Premises or measured by rent from the Premises, including any increase caused by the transfer, sale or encumbrance of the Project or any portion thereof. "Real Property Taxes" shall also include any form of assessment, levy, penalty, charge or tax (other than estate, inheritance, net income or franchise taxes) imposed by any authority having a direct or indirect power to tax or charge, including, without limitation, any city, county, state, federal or any Improvement or other disstrict, whether such tax is (1) determined by the area of the Project or the rent or other sums payable under this Lease; (2) upon or with respect to any legal or equitable interest of Landlord in the Project or any part thereof; (3) upon this transaction or any document to which Tenant is a party creating a transfer in any interest in the Project; (4) in lieu of or as a direct substitute in whole or in part of or in addition to any real property taxes on the Project; (5) based on any parking spaces or parking facilities provided in the Project; or (6) in consideration for services, such as police protection, fire protection, street, sidewalk and roadway maintenance, refuse removal or other services that may be provided by any


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

              governmental or quasi-governmental agency from time to time which were formerly provided without charge or with less charge to property owners or occupants. "Real Property Taxes" shall also include all assessments under recorded covenants or master plans and/or by owner's associations.

     (2) Annual Estimate of Expenses. When Tenant takes possession of the Premises, Landlord shall estimate Tenant's portion of Expenses for the remainder of the calendar year based on the Tenant's portion of the Project Area set forth in Section 1. At the commencement of each calendar year thereafter, Landlord shall estimate Tenant's portion of Expenses for the coming year based on the Tenant's portion of the Project Area set forth in Section 1.

     (3) Monthly Payment of Expenses. If Tenant's portion of said estimate of Expenses shows an increase for the remainder of the first calendar year over the Annual Expense Base, if any, as set forth in Section 1, Tenant shall pay to Landlord, as additional rent, such estimated increase in monthly installments of one-twelfth (1/12) beginning on the date Tenant takes possession of the Premises. If Tenant's portion of said estimate of Expenses shows an increase for subsequent calendar years over the Annual Expense Base, if any, as set forth in Section 1, Tenant shall pay to Landlord, as additional rent, such estimated increase in monthly installments of one-twelfth (1/12) beginning on January 1 of the forthcoming calendar year, and one-twelfth (1/12) on the first day of each succeeding calendar month. As soon as practical following each calendar year, Landlord shall prepare an accounting of actual Expenses Incurred during the prior calendar year and such accounting shall reflect Tenant's share of Expenses. If the additional rent paid by Tenant under this Section 4.c(3) during the preceding calendar year was less than the actual amount of Tenant's share of Expenses, Landlord shall so notify Tenant and Tenant shall pay such amount to Landlord within 30 days of receipt of such notice. Such amount shall be deemed to have accrued during the prior calendar year and shall be due and payable from Tenant even though the term of this Lease has expired or this Lease has been terminated prior to Tenant's receipt of this notice. Tenant shall have thirty (30) days from receipt of such notice to contest the amount due; failure to so notify Landlord shall represent final determination of Tenant's share of expenses. If Tenant's payments were greater than the actual amount, then such overpayment shall be credited by Landlord to all present rent due under this Section 4.c(3) or paid to Tenant if Tenant's Lease has expired and Tenant has no further obligation with regard to Expenses. Upon request by Tenant, Landlord shall promptly provide to Tenant a copy of the accounting reflecting Tenant's share of Expenses, together with all computations thereof and supporting records and information.

     (4) Rent Without Offset and Late Charge. All rent shall be paid by Tenant to Landlord monthly in advance on the first day of every calendar month, at the address shown in Section 1, or such other place as Landlord may designate in writing from time to time. All rent shall be paid without prior demand or notice and without any deduction or offset whatsoever. All rent shall be paid in lawful currency of the United States of America. All rent due for any partial month shall be prorated at the rate of 1/30th of the total monthly rent per day. Tenant acknowledges that late payment by Tenant to Landlord of any rent or other sums due under this Lease will cause Landlord to incur costs not contemplated by this Lease, the exact amount of such costs being extremely difficult and impracticable to ascertain. Such costs include, without limitation, processing and accounting charges and late charges that may be imposed on Landlord by the terms of any encumbrance or note secured by the Premises. Therefore, if any rent or
                                                       -------------------------
          other sum due from Tenant is not received within 5 days of the date
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          such payment is due, Tenant shall pay to Landlord an additional sum
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          equal to 5% of such overdue payment. Landlord and Tenant hereby agree
          -----------------------------------
          that such late charge represents a fair and reasonable estimate of the costs that Landlord will incur by reason of any such late payment and that the late charge is in addition to any and all remedies available to the Landlord and that the assessment and/or collection of the late charge shall not be deemed a waiver of any default. Additionally, all such delinquent rent or other sums, plus this late charge, shall bear interest at the prime rate of the U.S. National Bank of Oregon, plus 2%, on a fully floating basis (herein the "Default Rate"), from the date first due until the date paid in full. Any payments of any kind returned for insufficient funds will be subject to an additional handling charge of $25.00, and thereafter, Landlord may require Tenant to pay all future payments of rent or other sums due by money order or cashier's check.

5.   PREPAID RENT.

     Upon the execution of this Lease, Tenant shall pay to Landlord the prepaid rent set forth in Section 1, and if Tenant is not in default of any provisions of this Lease, such prepaid rent shall be applied toward the Base Monthly Rent due for the first month of the term (or the first month following any Base Monthly Rent abatement period, if applicable). Upon a default by Tenant prior to such application, Landlord shall have the right, without waiver of the default or prejudice to other remedies, to use the prepaid rent or any of it to cure the default or to compensate Landlord for all or any damages resulting from the default. Landlord's obligations with respect to the prepaid rent are those of a debtor and not of a trustee, and Landlord can commingle the prepaid rent with Landlord's general funds. Landlord shall not be required to pay Tenant interest on the prepaid rent. Landlord shall be entitled to immediately endorse and cash Tenants prepaid rent; however, such endorsement and cashing shall not constitute Landlord's acceptance of this Lease. In the event Landlord does not accept this Lease, Landlord shall return said prepaid rent.

6. DEPOSIT.

Upon execution of this Lease, Tenant shall deposit the security deposit set forth in Section 1 with Landlord as security for the performance by Tenant of the provisions of this Lease. Upon a default by Tenant, Landlord shall have the right, without waiver of the default or prejudice to other remedies, to use the security deposit or any portion of it to cure the default or to compensate Landlord for any damages resulting from Tenant's default. Upon demand, Tenant shall immediately pay to Landlord a sum equal to the portion of the security deposit expended or applied by Landlord to maintain the security deposit in the amount initially deposited with Landlord only in the event Landlord has rightfully expended or applied any amounts thereof. In no event will Tenant have the right to apply any part of the security deposit to any rent or other sums due under this Lease. If Tenant is not in default at the expiration or termination of this Lease, Landlord shall return the entire security deposit to Tenant, except for the portion designated in Section 1, if any, which Landlord shall retain as a nonrefundable cleaning fee. Landlord's obligations with respect to the deposit are those of a debtor and not of a trustee, and Landlord can commingle the security deposit with Landlord's general funds. Landlord shall not be required to pay Tenant interest on the deposit. Landlord shall be entitled to immediately endorse and cash Tenant's security deposit; however, such endorsement and cashing shall not constitute Landlord's acceptance of this Lease. In the event Landlord does not accept this Lease, Landlord shall return said security deposit. If Landlord sells its interest in the Premises during the term hereof and


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

deposits with or credits to the purchaser the unapplied portion of the security deposit, thereupon Landlord shall be discharged from any further liability or responsibility with respect to the security deposit.

7.   USE OF PREMISES AND PROJECT FACILITIES.

     Tenant shall use the Premises solely for the purposes set forth in
Section 1 and for no other purpose without obtaining the prior written consent of Landlord. Tenant acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the Premises or with respect to the suitability of the Premises or the Project for the conduct of Tenant's business, nor has Landlord agreed to undertake any modification, alteration or improvement to the Premises or the Project, except as provided in writing in this Lease. Tenant acknowledges that Landlord may from time to time, at its sole discretion, make such modifications, alterations, deletions or improvements to the Project as Landlord may deem necessary or desirable, without compensation to Tenant; provided Landlord provides Tenant with reasonable notice thereof (unless Landlord reasonably determines that its interest is jeopardized, in such emergency situations, no notice is required); and provided Landlord shall conduct such activities on the Premises in a manner that will cause the least convenience, annoyance, or disturbance to Tenant. Tenant shall promptly and at all times comply with all federal, state and local statutes, laws, ordinances, orders and regulations affecting the Premises and the Project (herein "Laws"), as well as all master plans, restrictive covenants, and also any rules and regulations that Landlord may adopt from time to time. Tenant shall not do or permit anything to be done in or about the Premises or bring or keep anything in the Premises that will in any way increase the premiums paid by Landlord on its insurance related to the Project or which will in any way increase the premiums for fire or casualty insurance carried by other tenants in the Project. Tenant will not perform any act or carry on any practices that may injure the Premises or the Project; that may be a nuisance or menace to other tenants in the Project; or that shall in any way interfere with the quiet enjoyment of such other tenants. Tenant shall not use the Premises for sleeping, washing clothes, cooking or the preparation, manufacture or mixing of anything that might emit any objectionable odor, noises, vibrations or lights onto such other tenants. If sound insulation is required to muffle noise produced by Tenant on the Premises, Tenant at its own cost shall provide all necessary insulation. Tenant shall not do anything on the Premises which will overload any existing parking or service to the Premises. Pets and/or animals of any type shall not be kept on the Premises.

     Landlord covenants that, prior to delivery of the Premises to Tenant, Landlord shall have modified the Premises such that the same are substantially in compliance with a reasonable interpretation of the Americans With Disabilities Act ("ADA") based upon the information of Tenant's specific uses of portions of the Premises delivered from Tenant to Landlord. In the event any state or federal agency requires, directly or indirectly after the Commencement Date, any additions or modifications to the Premises related to ADA Compliance, Landlord shall pay for and bear full responsibility for the same, except that Tenant shall pay for and bear full responsibility for the same if such modifications or additions: (a) are required of all businesses similar to Tenant's or businesses in Tenant's industry or (b) arise out of or are a result of (i) disabled personnel employed by Tenant, (ii) specific business activities of Tenant on the Premises, or (iii) alterations to the Premises requested or caused by Tenant. In any event, Landlord shall bear all responsibility for ADA Compliance with respect to exterior portions of the building, including parking areas, walkways, and building entrances. Any capital expenditures by Landlord for improvements to the Premises and/or the exterior portions of the building in connection with ADA Compliance may be amortized over their expected useful life and included in Expenses as defined in Section 4.c.(1) above, subject to the maximum limits set forth in Section 30.

8.   SIGNAGE.

     All signage shall comply with rules and regulations set forth by Landlord as may be modified from time to time. Current rules and regulations relating to signs are described on Exhibit C. Tenant shall place no window covering (e.g., shades, blinds, curtains, drapes, screens, or tinting materials), stickers, signs, lettering, banners or advertising or display material on or near exterior windows or doors if such materials are visible from the exterior of the Premises, without Landlord's prior written consent. Similarly, Tenant may not install any alarm boxes, foil protection tape or other security equipment on the Premises without Landlord's prior written consent. Any material violating this provision may be destroyed by Landlord without compensation to Tenant.

9.  PERSONAL PROPERTY TAXES.

    Tenant shall pay before delinquency all taxes, assessments, license fees and public charges levied, assessed or imposed upon its business operations as well as upon all trade fixtures, leasehold improvements, merchandise and other personal property in or about the Premises; provided, Tenant may forego payment of the same pending Tenant's in good faith protest, challenge, or appeal of any such amounts.



10. PARKING.

    Landlord grants to Tenant and Tenant's customers, suppliers, employees and invitees, a nonexclusive license to use the designated parking areas in the Project for the use of motor vehicles during the term of this Lease. Landlord reserves the right at any time to grant similar nonexclusive use to other tenants, to promulgate rules and regulations relating to the use of such parking areas, including reasonable restrictions on parking by tenants and employees, to designate specific spaces for the use of any tenant, to make changes in the parking layout from time to time, and to establish reasonable time limits on parking. Overnight parking is prohibited and any vehicle violating this or any other vehicle regulation adopted by Landlord is subject to removal at the owner's expense. Notwithstanding the foregoing, and subject to events or factors beyond Landlord's control, including, without limitation, condemnation and governmental imposed limitations or restrictions affecting the minimum or maximum number of parking spaces Landlord is able to provide Tenant, Landlord shall make available for use by Tenant and Tenant's agents, employees, and invitees, parking spaces (the "Parking Spaces") described in the attached parking site plan equivalent to 3.75 spaces per one thousand (1,000) square feet of Premises leased; provided, Landlord shall refrain from leasing or granting any use rights to any other party with respect to such parking spaces; and provided further, Landlord shall have no duty or obligation to prevent vehicles not authorized by Landlord from using such parking spaces. Tenant shall have sole responsibility for ensuring that unauthorized vehicles do not use the Parking Spaces. Tenant acknowledges and agrees that it shall make no claim against Landlord if a vehicle not authorized by Landlord uses any Parking Space and that the same shall not constitute a default by Landlord under this lease.



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

11.  Utilities.

     Tenant shall pay for all water, gas, heat, light, power, sewer, electricity, telephone or other service metered, chargeable or provided to the Premises.

12.  Maintenance.

     Landlord shall maintain, in good condition, the structural parts of the Premises, which shall include only the foundations, bearing and exterior walls (excluding glass), sub-flooring and roof (excluding skylights), the unexposed electrical, plumbing and sewerage systems, including without limitation, those portions of the systems lying outside the Premises, exterior doors (excluding glass), window frames, gutters and downspouts on the Building and the heating, ventilating and air conditioning system servicing the Premises; provided, however, the cost of all such maintenance shall be considered "Expenses" for purposes of Section 4.c. Except as provided above, Tenant shall maintain and repair the Premises in good condition, including, without limitation, maintaining and repairing walls, floors, ceilings, interior doors, the office partitions/cubicles, exterior and interior windows and fixtures as well as damage caused by Tenant, its agents, employees or invitees. Upon expiration or termination of this Lease, Tenant shall surrender the Premises to Landlord in the same condition as existed at the commencement of the term, except for reasonable wear and tear or damage caused by fire or other casualty not caused by Tenant or its invitees or agents. Nothing herein shall excuse Tenant from financial responsibility for property damage caused by Tenant or Tenant's agents.

13. Alterations.

a. Tenant shall not make any alterations to the Premises, or to the Project, including any changes to the existing landscaping, without Landlord's prior written consent in each instance. If Landlord gives its consent to such alterations, Landlord may post notices in accordance with the laws of the state in which the Premises are located. Any alterations made shall remain on and be surrendered with the Premises upon expiration or termination of this Lease, except that Landlord may, within 30 days before or 30 days after the expiration or termination of this Lease or the termination of Tenant's right of possession, elect to require Tenant to remove any alterations which Tenant may have made to the Premises. If Landlord so elects, at its own cost Tenant shall restore the Premises to the condition designated by Landlord in its election, before the last day of the term or within 30 days after notice of its election is given, whichever is later.

b. Any request for Landlord's consent to alterations shall be made at least thirty (30) days before any work may be commenced and shall be accompanied by (i) detailed and costed plans and specifications for all alterations, and
    (ii) Tenant's written agreement to provide, upon completion of work, a complete set of as-built plans and specifications. Landlord may withhold consent, in its sole discretion, or may issue such consent subject to conditions. All alterations shall be constructed only after obtaining Landlord's prior written consent and only in conformity with all Laws. The issuance of Landlord's consent shall not be a waiver of nor an opinion regarding Tenant's obligation to comply with all Laws.

c. Should any Landlord consent in writing to Tenant's alteration of the Premises, Tenant shall contract with a contractor approved by Landlord for the construction of such alterations, shall secure all appropriate governmental approvals and permits, and shall complete such alterations with due diligence in compliance with the plans and specifications approved by Landlord. All such construction shall be performed in a manner which wil not interfere with the quiet enjoyment of other tenants of the Project.

d. Tenant shall pay all costs for construction of alterations and shall keep the Premises and the Project free and clear of all liens which may result from work by third parties authorized by Tenant. If any such lien is filed, the same shall be an event of default hereunder. It shall be a further event of default for Tenant to fail to remove such lien within ten (10) days of the filing thereof.

14. RELEASE AND INDEMNITY.

    As material consideration to Landlord, Tenant agrees that Landlord and Landlord's partners, shareholders, officers, directors, employees and agents (collectively the "Protected Parties") shall not be liable to Tenant for any damage to Tenant or Tenant's property from any cause, and Tenant waives all claims against Landlord for damage to persons or property arising for any reason, except for damage resulting directly from Landlord's breach of its express obligations under this Lease which Landlord has not cured within a reasonable time after receipt of written notice of such breach from Tenant. Tenant shall defend, indemnify and hold Landlord and all other Protected Parties harmless from all claims, losses, causes of action, costs and expenses, and damages arising out of (a) any damage to any person or property occurring in, on or about the Premises, (b) use by Tenant or its agents of the Premises and/or the Project or other properties of Landlord, and/or (c) Tenant's breach or violation of any term of this Lease.

15. INSURANCE.

    Tenant, at its cost, shall maintain public liability and property damage insurance and products liability insurance with a single combined liability limit of $1,000,000, insuring against all liability of Tenant and its authorized representatives arising out of or in connection with Tenant's use or occupancy of the Premises. Public liability insurance, products liability insurance and property damage insurance shall insure performance by Tenant of the indemnity provisions of Section 14. Landlord, Forum Properties, Inc. and the other Protected Parties shall be named as additional insured and the policy shall contain cross-liability endorsements. On all its personal property, at its cost, Tenant shall maintain a policy of standard fire and extended coverage insurance with vandalism and malicious mischief endorsements and "all risk" coverage on all Tenant's improvements and alterations in or about the Premises, to the extent of at least 90% of their full replacement value. The proceeds from any such policy shall be used by Tenant for the replacement of personal property and the restoration of Tenant's improvements or alterations. All insurance required to be provided by Tenant under this Lease shall release Landlord and the other protected parties from any claims for damage to any person or the Premises and the Project, and to Tenant's fixtures, personal property, improvements and alterations in or on the Premises or the Project, caused by or resulting from risks insured against under any insurance policy carried by Tenant and in force at the time of such damage. All insurance required to be provided by Tenant under this Lease: (a) shall be issued by insurance companies authorized to do business in the state in which the Premises are located with a financial rating of at least an A-XII status as rated in the most recent edition of Best's Insurance Reports; (b) shall be issued as a primary policy; and (c) shall contain an endorsement requiring at least 30 days prior written notice of cancellation to Landlord and Landlord's lender, before cancellation or change in coverage, scope or amount of any policy. Tenant shall deliver a certificate or copy of such policy together with evidence of payment of all current premiums to Landlord within 30 days of execution of this Lease. Tenant's failure to provide evidence of such coverage to Landlord may, in Landlord's sole discretion, constitute a default under this Lease.

16. DESTRUCTION.

    If during the term, the Premises or Project is more than 25% destroyed (based upon replacement cost) from any cause, or rendered inaccessible or unusable from any cause, Landlord may, in its sole discretion, terminate this Lease by delivery of notice to Tenant within 30 days of such event without compensation to Tenant. If Landlord does not elect to terminate this Lease, and if, in Landlord's estimation, the Premises cannot be restored within 180 days following such destruction, then Landlord shall notify Tenant within thirty (30) days of the event causing the damage or destruction, and Tenant may terminate this Lease by delivery of notice to Landlord within 30 days of receipt of Landlord's notice. If Landlord does not terminate this Lease and if in Landlord's estimation the Premises can be restored within 180 days, then Landlord shall commence to restore the Premises in compliance with then existing laws and shall complete such restoration with due diligence. In such event, this Lease shall remain in full force and effect, but there shall be an abatement of Base Monthly Rent between the date of destruction and the date of completion of restoration, based on the extent to which destruction interferes with Tenant's use of the Premises; provided, there shall be no abatement if such damage is the result of Tenant's negligence or wrongdoing. Tenant shall not be entitled to any damages or compensation for loss of use or any inconvenience occasioned by damage or any repair or restoration.

17. CONDEMNATION.

a. Definitions. The following definitions shall apply. (1 ) "Condemnation" means (a) the exercise of any governmental power of eminent domain, whether by legal proceedings or otherwise by condemnor and (b) the voluntary sale or transfer by Landlord to any condemnor either under threat of condemnation or while legal proceedings for condemnation are proceeding; (2) "Date of Taking" means the date the condemnor has the right to possession of the property being condemned; (3) "Award" means all compensation, sums or anything of value awarded, paid or received on a total or partial condemnation; and (4) "Condemnor" means any public or quasi-public authority, or private corporation or individual, having a power of condemnation.

b. Obligations to Be Governed by Lease. If during the term of the Lease there is any taking of all or any part of the Premises or the Project, the rights and obligations of the parties shall be determined pursuant to this Lease.

c. Total or Partial Taking. If the Premises are totally taken by condemnation, this Lease shall terminate on the Date of Taking. If any portion of the Premises is taken by Condemnation, this Lease shall terminate as to the part so taken as of the Date of Taking, but shall in all other respects remain in effect, except that Tenant can elect to terminate this Lease if the remaining portion of the Premises is rendered unsuitable for Tenant's continued use of the Premises. If Tenant elects to terminate this Lease, Tenant must exercise its right to terminate by giving notice to Landlord within 30 days after the nature and extent of the Condemnation have been finally determined. If Tenant elects to terminate this Lease, Tenant shall also notify Landlord of the date of termination, which date shall not be earlier than 30 days nor later than 90 days after Tenant has notified Landlord of its election to terminate; except that this Lease shall terminate on the Date of Taking if the Date of Taking falls on a date before the date of termination as designated by Tenant. If any portion of the Premises is taken by condemnation and this Lease remains in full force and effect, on the Date of Taking the Base Monthly Rent shall be reduced by an amount in the same ratio as the total number of square feet in the Premises taken bears to the total number of square feet in the Premises immediately before the Date of Taking.

d. Landlord's Election. Notwithstanding anything herein to the contrary, if the Project or any portion thereof is taken by Condemnation and the portion taken does not, in Landlord's sole judgment, feasibly permit the continuation of the operation of the Project by Landlord, then Landlord shall have the right to terminate this Lease by written notice given within thirty (30) days following the Date of Taking.

e. Award. Tenant shall have no right or claim to all or any portion of the Award; provided this shall not limit Tenant's right to seek and to receive compensation for relocation expenses or the value of its personal property taken, so long as receipt of such compensation does not decrease the Award otherwise payable to Landlord.

18. ASSIGNMENT OR SUBLEASE.

    Tenant shall not assign or encumber its interest in this Lease or the Premises or sublease all or any part of the Premises or allow any other person or entity (except Tenant's authorized representatives, employees, invitees, or guests) to occupy or use all or any part of the Premises without first obtaining Landlord's consent which Landlord may not unreasonably withhold. The criteria to determine if Landlord's consent should be granted or withheld, shall include the following: The prospective tenant's, assignee's, or transferee's (a) intended use of the Premises, (b) parking needs, and (c) credit worthiness. Any assignment, encumbrance or sublease without Landlord's written consent shall be voidable and at Landlord's election, shall constitute a default. If Tenant is a partnership, a withdrawal or change, voluntary, involuntary or by operation of law of any partner, or the dissolution of the partnership, shall be deemed a voluntary assignment. If Tenant consists of more than one person, a purported assignment, voluntary or involuntary or by operation of law from one person to the other or to a third party shall be deemed a voluntary assignment. If Tenant is a corporation, any dissolution, merger, consolidation or other reorganization of Tenant, or sale or other transfer of a controlling percentage of the capital stock of Tenant, or the sale of at least 50% of the value of the assets of Tenant shall be deemed a voluntary assignment. The phrase "controlling percentage" means ownership of and right to vote stock possessing at least 50% of the total combined voting power of all classes of Tenant's capital stock issued, outstanding and entitled to vote for election of directors. The preceding two sentences shall not apply to corporations the stock of which is traded through an exchange or over the counter. All rent received by Tenant from its subtenants in excess of the rent payable by Tenant to Landlord under this Lease (allocated on a square footage basis in cases of partial subleasing) shall be paid to Landlord, and any sums to be paid by an assignee to Tenant in consideration of the assignment of this Lease shall be paid to Landlord. If Tenant requests Landlord to consent to a proposed assignment or subletting, Tenant shall pay to Landlord, whether or not consent is ultimately given, $100 or Landlord's reasonable attorneys' fees incurred in connection with such request, whichever is greater. No interest of Tenant in this Lease shall be assignable by involuntary assignment through operation of law (including without limitation the transfer of this Lease by testacy or intestacy). Each of the following acts shall be considered an involuntary assignment: (a) If Tenant is or becomes bankrupt or insolvent, makes an assignment for the benefit of creditors, or institutes proceedings under the Bankruptcy Act in which Tenant is the bankrupt; or if Tenant is a partnership or consists of more than one person or entity, if any partner of the partnership or other person or entity is or becomes bankrupt or insolvent, or makes an assignment for the benefit of creditors; or (b) If a writ of attachment or execution is levied on this Lease; or (c) If in any proceeding or action to which Tenant is a party, a receiver is appointed with authority to take possession of the Premises. An involuntary assignment shall constitute a default by Tenant and Landlord shall have the right to elect to terminate this Lease, in which case this Lease shall not be treated as an asset of Tenant.

19. DEFAULT.

    The occurrence of any of the following shall constitute a default by Tenant:
(a) A failure to pay rent or other charge within ten (10) days of the due date;
(b) Abandonment and vacation of the Premises (failure to occupy and operate the Premises for ten consecutive days shall be deemed an abandonment and vacation); or (c) Failure to perform any other provision of this Lease. Landlord agrees not to exercise any remedies for a default by Tenant covered by Section 19(c) unless such default continues after written notice of the same has been given to Tenant and the cure period, if any, set forth in such written notice has lapsed (or has been terminated as provided below) without cure being completed. It is acknowledged that no cure period, or only a brief cure period, may be allowed by Landlord, in its discretion, if Landlord determines that such is necessary to protect Landlord's interest. The length of any cure period shall be that determined by Landlord, using reasonable business judgment, taking into consideration the nature of default, its consequences for Landlord, and the amount of time reasonably necessary under the circumstances to allow Tenant a reasonable opportunity to cure. In no event shall any cure period be in excess of thirty (30) days be granted. Landlord may terminate any cure period in the event Tenant does not demonstrate that it is diligently pursuing cure during the allowed time.

20. LANDLORD'S REMEDIES.

a. Landlord shall have the following remedies if Tenant is in default. These remedies are not exclusive; they are cumulative and in addition to any remedies now or later allowed by law, Landlord may terminate this Lease and/or Tenant's right to possession of the Premises at any time. No act by Landlord other than giving notice to Tenant shall terminate this Lease. Acts of maintenance, efforts to relet the Premises, or the appointment of a receiver on Landlord's initiative to protect Landlord's interest under this Lease shall not constitute a termination of this Lease. Upon termination of this Lease or of Tenant's right to possession, Landlord has the right to recover from Tenant: (1) The worth of the unpaid rent that had been earned at the time of such termination; (2) The worth of the amount of the unpaid rent that would have been earned after the date of such termination; and
    (3) Any other amount, including court, reasonable attorney and collection costs, necessary to compensate Landlord for all detriment proximately caused by Tenant's default. "The Worth", as used for Item 20(1) in this Paragraph 20 is to be computed by allowing interest at the Default Rate. "The worth" as used for Item 20(2) in this Paragraph 20 is to be computed by discounting the amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of termination of Tenant's right of possession.

b. All covenants and agreements to be performed by Tenant under any of the terms of this Lease shall be performed by Tenant at Tenant's sole cost and expense and without any abatement of rent. If Tenant shall fail to pay any sum of money owed to any party other than Landlord, for which it is liable hereunder, or if Tenant shall fail to perform any other act on its part to be performed hereunder, and such failure shall continue for ten (10) days after notice thereof by Landlord, Landlord may, without waiving such default or any other right or remedy, but shall not be obligated to, make any such payment or perform any such other act to be made or performed by Tenant. All sums so paid by Landlord and all necessary incidental costs, together with interest thereon at the Default Rate from the date of expenditure by Landlord, shall be payable to Landlord on demand.

21. ENTRY ON PREMISES.

    Landlord and its authorized representatives shall have the right to enter the Premises at all reasonable times for any of the following purposes: (a) To determine whether the Premises are in good condition and whether Tenant is complying with its obligations under this Lease; (b) To do any necessary maintenance and to make any restoration to the Premises or the Project that Landlord has the right or obligation to perform; (c) To post "for sale" signs at any time during the term, to post "for rent" or "for lease" signs during the last 90 days of the term, or during any period while Tenant is in default;
(d) To show the Premises to prospective brokers, agents, buyers, tenants or persons interested in leasing or purchasing the Premises, at any time during the term; or (e) To repair, maintain or improve the Project and to erect scaffolding and protective barricades around and about the Premises but not so as to prevent entry to the Premises and to do any other act or thing necessary for the safety or preservation of the Premises or the Project. Landlord shall not be liable in any manner for any inconvenience, disturbance, loss of business, nuisance or other damage arising out of Landlord's entry onto the Premises as provided in this Section 21. Tenant shall not be entitled to an abatement or reduction of rent if Landlord exercises any rights reserved in this Section 21. Landlord shall conduct its activities on the Premises as provided herein in a manner that will cause the least inconvenience, annoyance or disturbance to Tenant. For each of these purposes, Landlord shall at all times have and retain a key with which to unlock all the doors in, upon and about the Premises, excluding Tenant's vaults and safes. Tenant shall not alter any lock or install a new or additional lock or bolt on any door of the Premises without prior written consent of Landlord. If Landlord gives its consent, Tenant shall furnish Landlord with a key for any such lock. Except for emergency, the right of Landlord and its authorized representatives to enter the Premises shall be subject to twenty four
(24) hours prior verbal or written notice to Tenant.

22.  SUBORDINATION.

     Without the necessity of any additional document being executed by Tenant for the purpose of effecting a subordination, and at the election of Landlord or any mortgagee or any beneficiary of a Deed of Trust with a lien on the Project or any ground lessor with respect to the Project, this Lease shall be subject and subordinate at all times to (a) all ground leases or underlying leases which may now exist or hereafter be executed affecting the Project, and (b) the lien of any mortgage or deed of trust which may now exist of hereafter be executed in any amount for which the Project, ground leases or underlying leases, or Landlord's interest or estate in any of said items is specified as security. In the event that any ground lease or underlying lease terminates for any reason or any mortgage or Deed of Trust is foreclosed or a conveyance in lieu of foreclosure is made for any reason, Tenant shall, notwithstanding any subordination, attorn to and become the Tenant of the successor in interest to Landlord, at the option of such successor in Interest. Tenant covenants and agrees to execute and deliver, upon demand by Landlord and in the form requested by Landlord any additional documents evidencing the priority or subordination of this Lease with respect to any such ground lease or underlying leases or the lien of any such mortgage or Deed of Trust. Tenant hereby irrevocably appoints Landlord as attorney-in-fact of Tenant to execute, deliver and record any such document in the name and on behalf of Tenant; provided Landlord has submitted a written request to Tenant to execute and deliver such document, and Tenant without reasonable justification has failed to comply with ten (10) days of such request. Notwithstanding the foregoing subordination of this Lease, Tenant's right to quiet enjoyment and the use and enjoyment of the Premises in accordance with this Lease shall not be disturbed if Tenant is not in default hereunder.

     Tenant, within ten days from notice from Landlord, shall execute and deliver to Landlord, in recordable form, certificates stating that this Lease is not in default, is unmodified and in full force and effect, or in full force and effect as modified, and stating the modifications. This certificate should also state the amount of current monthly rent, the dates to which rent has been paid in advance, the amount of any security deposit and prepaid rent, and such other matters as Landlord may request. Failure to deliver this certificate to Landlord within ten days shall be conclusive upon Tenant that this Lease is in full force and effect and has not been modified except as may be represented by Landlord in such certificate. In addition, in connection with any sale or financing involving the Premises, Tenant shall deliver to Landlord, within twenty (20) days of request by Landlord, a current audited financial statement of Tenant and of each guarantor if available or its most recently prepared year-end.

23.  NOTICE.

     Any notice, demand, request, consent, approval or communication desired by either party or required to be given, shall be in writing and either served personally or sent by prepaid certified first class mail, addressed as set forth in Section 1. Either party may change its address by notification to the other party. Notice shall be deemed to be communicated 48 hours from the time of such mailing, or upon the time of service as provided in this Section 23.

24.  WAIVER.

     No delay or omission in the exercise of any right or remedy by either party hereto shall impair such right or remedy or be construed as a waiver. No act or conduct of Landlord, including without limitation, acceptance of the keys to the Premises, shall constitute an acceptance of the surrender of the Premises by Tenant before the expiration of the term. Only written notice from Landlord to Tenant shall constitute acceptance of the surrender of the Premises and accomplish termination of the Lease. Landlord's consent to or approval of any act by Tenant requiring Landlord's consent or approval shall not be deemed to waive or render unnecessary Landlord's consent to or approval of any subsequent act by Tenant. Any waiver by Landlord of any default must be in writing and shall not be a waiver of any other default concerning the same or any other provision of the Lease. Tenant's consent to or approval of any act by Landlord requiring Tenant's consent or approval shall not be deemed to waive or render unnecessary Tenant's consent to or approval of any subsequent act by Landlord. Any waiver by Tenant of any default must be in writing and shall not be a waiver of any other default concerning the same or any other provision of the Lease.

25.  SURRENDER OF PREMISES; HOLDING OVER.

     Upon expiration of the term or the termination of this Lease or of Tenant's right of possession, Tenant shall surrender to Landlord the Premises and all tenant improvements (including without limitation the office partitions/cubicles which Tenant hereby acknowledges are the personal property of Landlord) and alterations (except alterations which Tenant has the right or obligation to remove) in good condition, except for ordinary wear and tear. Tenant shall remove all personal property including, without limitation, all wallpaper, paneling and other decorative improvements or fixtures and shall perform all restoration made necessary by the removal of any alterations or Tenant's personal property before the expiration of the term, including for example, restoring all wall surfaces to their condition prior to the commencement of this Lease. Landlord can elect to retain or dispose of in any manner Tenant's personal property not removed from the Premises by Tenant prior to the expiration of the term. Tenant waives all claims against Landlord for any damage to Tenant resulting from Landlord's retention or disposition of Tenant's personal property. Tenant shall be liable to Landlord for Landlord's costs for storage, removal or disposal of Tenant's personal property. If Tenant fails to surrender the Premises upon the expiration of the term, or upon the termination of this Lease or of Tenant's right of possession, Tenant shall defend, indemnify and hold Landlord harmless from all resulting loss or liability, including without limitation, any claim made by any succeeding tenant founded on or resulting from such failure.

     If Tenant, with Landlord's consent, remains in possession of the Premises after expiration of this Lease, such possession by Tenant shall be deemed to be a month-to-month tenancy terminable on written 30-day notice at any time, by either party. All provisions of this Lease, except those pertaining to term and rent, shall apply to the month-to-month tenancy. Tenant shall pay Base Monthly Rent in an amount equal to 125% of the Base Monthly Rent for the last full calendar month during the regular term plus 100% of said last month's estimate of Tenant's share of Expenses pursuant to Section 4.c(3).

26. LIMITATION OF LIABILITY.

    In consideration of the benefits accruing hereunder, Tenant agrees that, regardinq any claim against Landlord and/or any other Protected Party, including in the event of any actual or alleged failure, breach or default by Landlord:

a. The sole and exclusive remedy of Tenant shall be against the interest of Landlord in the Project, and neither Landlord nor any other Protected Party shall have any other liability whatsoever.

b. If Landlord is a partnership, the following provisions of this Item b. shall also apply; (i) No partner of Landlord shall be sued or named as a party in any suit or action; (ii) No service of process shall be made against any partner of Landlord (except as may be necessary to secure jurisdiction of the partnership); (iii) No partner of Landlord shall be required to answer or otherwise plead to any service or process; (iv) No judgment may be taken against any partner of Landlord; (v) Any judgment taken against any partner of Landlord may be vacated and set aside at any time without hearing; and
    (vi) No writ of execution will ever be levied against the assets of any partner of Landlord.

c. These covenants and agreements contained in this Section 26 are enforceable both by Landlord and also by any other Protected Party.

d. Tenant agrees that each of the foregoing provisions shall be applicable to any and all liabilities, claims and causes of action whatsoever, including those based on any provision of this Lease, any Implied covenant, and/or any statute or common law principle.

27. MISCELLANEOUS PROVISIONS.

a.  Time of Essence. Time is of the essence of each provision of this Lease.

b. Successor. This Lease shall be binding on and inure to the benefit of the parties and their successors, except as provided in Section 18 herein.

c. Landlord's Consent. Any consent required by Landlord under this Lease must be granted in writing. No such consent shall be unreasonably withheld, but any consent may be issued subject to reasonable conditions. As a condition to any consent, Landlord may require that any other party or parties with a right of consent issue such consent on terms acceptable to Landlord.

d. Commissions. Each party represents that it has not had dealings with any real estate broker, finder or other person with respect to this Lease in any manner, except for the broker identified in Section 1, who shall be compensated by Landlord.

e. Other Charges. If Landlord becomes a party to any litigation concerning this Lease, the Premises or the Project, by reason of any act or omission of Tenant or any agent, guest or invitee of Tenant, Tenant shall be liable to Landlord for all attorneys' fees and costs incurred by Landlord in connection with such litigation, including any appeal or review. If Tenant becomes a party to any litigation concerning this Lease, the Premises or the Project, by reason of any act or omission of Landlord or any agent, guest or invitee of Landlord, Landlord shall be liable to Tenant for all attorneys' fees and costs incurred by Tenant in connection with such litigation, including any appeal or review.

    In the event of litigation between Tenant and Landlord and/or any other Protected Party, the prevailing party shall be entitled to recover from the losing party all costs and attorneys' fees incurred both at and in preparation for trial and any appeal or review. If Landlord employs a collection agency to recover delinquent charges, Tenant agrees to pay all collection agency and attorneys' fees charged to Landlord in addition to rent, late charges, interest and other sums payable under this Lease.

f. Landlord's Successors. In the event of a sale or conveyance by Landlord of the Project or a portion thereof including the Premises, or of Landlord's interest in the foregoing, the same shall operate to release Landlord from any liability under this Lease thereafter, and in such event Landlord's successor in interest shall be solely responsible for all obligations of Landlord under this Lease; provided Landlord shall be responsible for its obligations under this Lease prior to such sale or conveyance.

g. Interpretation. This Lease shall be construed and interpreted in accordance with the laws of the state in which the Premises are located. This Lease constitutes the entire agreement between the parties with respect to the Premises and the Project, except for such guarantees or modifications as may be executed in writing by the parties from time to time. When required by the context of this Lease, the singular shall include the plural, and the masculine shall include the feminine and/or neuter. "Party" shall mean Landlord or Tenant. If more than one person or entity constitutes Tenant, the obilgations imposed upon Tenant shall be joint and several. The enforceability, invalidity or illegality of any provision shall not render the other provisions unenforceable, invalid or illegal.

h. Third Parties. The Protected Parties shall have the right to enforce the provisions of this Lease which reference them. Except for the foregoing, there are no third parties benefited hereby, this Lease being intended solely for the benefit of Landlord and Tenant. Notwithstanding the foregoing, the beneficiary under a trust deed, or a mortgagee, holding a security interest in the Project shall be a third party beneficiary of the Tenant's obligations set forth in Sections 28e. and 28f. hereof and shall have the right to enforce such provisions.

i. Survival. The release and indemnity covenants of the parties hereto, the right of Landlord to enforce its remedies hereunder, the attorneys' fees provisions hereof, the provisions of Section 26 hereof, as well as all provisions of this Lease which contemplate performance after the expiration or termination hereof or the termination of Tenant's right to possession hereunder, shall survive any such expiration or termination.

28. EMISSIONS; STORAGE, USE AND DISPOSAL OF WASTE

a.  Emissions. Tenant shall not:

    (1) Discharge, emit or permit to be discharged or emitted, any liquid, solid or gaseous matter, or any combination thereof, into the atmosphere, the ground or any body of water, which matter, as reasonably determined by Lessor or any governmental entity, does, or may, pollute or contaminate the same, or is, or may become, radioactive or does, or may, adversely affect the (1) health or safety of persons, wherever located, whether on the Premises or anywhere else. (2) condition, use or enjoyment of the Premises or any other real or personal property, whether on the Premises or anywhere else, or (3) Premises or any of the improvements thereto or thereon including buildings, foundations, pipes, utility lines, landscaping or parking areas;

    (2) Produce, or permit to be produced, any intense glare, light or heat except within an enclosed or screened area and then only in such manner that the glare, light or heat shall not be discernible from outside the Premises;

    (3) Create, or permit to be created, any sound pressure level which will interfere with the quiet enjoyment of any real property outside the Premises; or which will create a nuisance or violate any Law, rule, regulation or requirement;

    (4) Create, or permit to be created, any ground vibration that is discernible outside the Premises;

    (5) Transmit, receive or permit to be transmitted or received, any electromagnetic, microwave or other radiation which is harmful or hazardous to any person or property in, on or about the Premises, or anywhere else.

b.  Storage and Use.

    (1) Storage. Subject to the uses permitted and prohibited to Tenant under this lease, Tenant shall store in appropriate leakproof containers all solid, liquid, or gaseous matter, or any combination thereof, which matter, if discharged or emitted into the atmosphere, the ground or any body of water, does or may (1) pollute or contaminate the same, or
        (2) adversely affect the (i) health or safety of persons, whether on the Premises or anywhere else, (ii) condition, use or enjoyment of the Premises or any real or personal property, whether on the Premises or anywhere else, or (iii) Premises or any of the improvements thereto or thereon.

    (2) Use. In addition, without Landlord's prior written consent, Tenant shall not use, store or permit to remain on the Premises any solid, liquid or gaseous matter which is, or may become, radioactive. If Landlord does give its consent, Tenant shall store the materials in such a manner that no radioactivity will be detectable outside a designated storage area and Tenant shall use the materials in such a manner that (1) no real or personal property outside the designated storage area shall become contaminated thereby or (2) there are and shall be no adverse effects on the (i) health or safety of persons, whether on the Premises or anywhere else, (ii) condition, use or enjoyment of the Premises or any real or personal property thereon or therein, or (iii) Premises or any of the improvements thereto or thereon.

c.  Disposal of Waste.

    (1) Refuse Disposal. Tenant shall not keep any trash, garbage, waste or other refuse on the Premises except in sanitary containers and shall regularly and frequently remove same from the Premises. Tenant shall keep all incinerators, containers or other equipment used for the storage or disposal of such materials in a clean and sanitary condition.

    (2) Sewage Disposal. Tenant shall properly dispose of all sanitary sewage and shall not use the sewage system (1) for the disposal of anything except sanitary sewage or (2) in excess of the lesser of the amount (a) reasonably contemplated by the uses permitted under this Lease or (b) permitted by any governmental entity. Tenant shall keep the sewage disposal system free of all obstructions and in good operating condition.

    (3) Disposal of Other Waste. Tenant shall properly dispose of all other waste or other matter delivered to, stored upon, located upon or within, used on, or removed from, the premises in such a manner that it does not, and will not, adversely affect the (1) health or safety of persons, wherever located, whether on the Premises or elsewhere, (2) condition, use or enjoyment of the Premises or any other real or personal property, wherever located, whether on the Premises or anywhere else, or (3) Premises or any of the improvements thereto or thereon including buildings, foundations, pipes, utility lines, landscaping or parking areas.

d. Compliance with Law. Notwithstanding any other provision in the Lease to the contrary, Tenant shall comply with all Laws in complying with its obligations under this Lease, and in particular, Laws relating to the storage, use and disposal of hazardous or toxic matter.

e. Indemnification. Tenant shall defend, indemnify and hold Landlord, the other Protected Parties, the Project and the beneficiary under a trust deed, or mortgagee, holding a security interest in the Project harmless from any loss, claim, liability or expense, including, without limitation, attorneys' fees and costs, at trial and/or on appeal and review, arising out of or in connection with its failure to observe or comply with the provisions of this
    Section 28. This indemnity shall survive the expiration or earlier termination of the term of the Lease or the termination of Tenant's right of possession and be fully enforceable thereafter.

f. Additional Provisions. The following covenants and agreements shall in no way diminish or limit the foregoing provisions of this Section 28. No use may be made of, on or from the Premises relating to the handling, storage, disposal, transportation, or discharge of Hazardous Substances (as defined below). All of such use which does occur shall be in strict conformance with all Laws. Tenant shall give prior written notice to Landlord of any use, whether incidental or otherwise, of Hazardous Substances on the Premises, or of any notice of any violation of any Law with respect to such use. Landlord and any ground lessor or master lessor of the Premises and/or the Project shall have the right to request and to receive information with respect to use of Hazardous Substances on the Premises in writing.

    In addition to the indemnity obligations contained elsewhere herein, Tenant shall indemnify, defend and hold harmless Landlord, the other Protected Parties, the Premises, the Project, and the beneficiary under a trust deed, or a mortgagee, holding a security interest in the Project, from and against all claims, losses, damages, costs, response costs and expenses, liabilities, and other expenses caused by, arising out of, or in connection with, the generation, release, handling, storage, discharge, transportation, deposit or disposal in, on, under or about the Premises by Tenant or any of Tenant's Agents of the following (collectively referred to as "Hazardous Substances"): hazardous materials, hazardous substances, toxic wastes, toxic substances, pollutants, petroleum products, underground tanks, oils, pollution, asbestos, PCB's, materials, or contaminants, as those terms are commonly used or as defined by federal, state, and/or local law or regulation related to protection of health or the environment, including but not limited to, the Resource Conservation and Recovery Act (RCRA) (42 U.S.C.
    (S) 6901 at seq.); the Comprehensive Environmental Response, Compensation and Liability Act (CERCLA) (42 U.S.C. (S) 9601, et seq.); the Toxic Substances Control Act (15 U.S.C. (S) 2601, et seq.); the Clean Water Act (33 U.S.C. (S) 1251, et seq.); the Clean Air Act (42 U.S.C. (S) 7401 et seq.); and ORS Chapters 453, 465 and 466 as any of same may be amended from time to time, and/or by any rules and regulations promulgated thereunder. Such damages, costs, liabilities, and expenses shall include such as are claimed by any regulating and/or administering agency, any ground lessor or master lessor of the Project, the holder of any Mortgage or Deed of Trust on the Project, and/or any successor of the Landlord named herein. This indemnity shall include (a) claims of third parties, including governmental agencies, for damages, fines, penalties, response costs, monitoring costs, injunctive or other relief; (b) the costs, expenses or losses resulting from any injunctive relief, including preliminary or temporary injunctive relief;
    (c) the expenses, including fees of attorneys and experts, of reporting the existence of Hazardous Substances to an agency of the State of Oregon or of the United States as required by applicable laws and regulations; (d) any and all expenses or obligations, including attorneys' fees, paralegal fees, incurred at, before and after any trial or appeal therefrom or review thereof, or an administrative proceeding or appeal therefrom or review thereof, whether or not taxable as costs, including, without limitation, attorneys' fees, paralegal fees, witness fees (expert and otherwise), deposition costs, photocopying and telephone charges and other expenses related to the foregoing, all of which shall be paid by Tenant to Landlord when such expenses are accrued. This indemnity shall survive the expiration or earlier termination of the term of the Lease or the termination of Tenant's right of possession and be fully enforceable thereafter.

g. Information. Tenant shall provide Landlord with any and all information in Tenant's possession regarding Hazardous Substances in the Premises which were caused or deposited by Tenant or Tenant's invitees or agents, including contemporaneous copies of all filings and reports to governmental entities, and any other information requested by Landlord. In the event of any accident, spill or other incident involving Hazardous Substances, Tenant shall immediately report the same to Landlord and supply Landlord with all information and reports with respect to the same. All information described herein shall be provided to Landlord regardless of any claim by Tenant that it is confidential or privileged.

29. SPACE PLAN.

    Attached hereto as Exhibit "D" is a final approved space plan (the "Space Plan") depicting the Premises as they shall be improved by Landlord prior to delivery of possession to Tenant. As partial compensation to Landlord for the cost of the improvement shown on the Space Plan, Tenant shall pay to Landlord the sum of $ ___. Such sum shall be paid by Tenant to Landlord prior to start of construction to be determined prior to construction.

30. EXPENSE CAP.

    The triple net Expense for the following calendar years will be based on the following. Under no circumstances will Expenses exceed the amounts set forth below.

    Year 1993 (Months of November and December) capped at $.22 per sq. ft. per month based on 20,000 sq. ft.

    Year 1994                capped at $.22 per sq. ft. per month based on
                             20,000 sq. ft.

    Year 1995                capped at $.23 per sq. ft. per month based on
                             24,000 sq. ft.

    Year 1996                capped at $.24 per sq. ft. per month based on
                             28,000 sq. ft.

    Year 1997, 1998,         capped at $.25 per sq. ft. per month based on
                             31,381 sq. ft.

    and 1999

    TENANT: Test Systems Strategies, Inc.

    By: /s/ Bruce Loughner
       ------------------------
    Its: V.P. Finance
        -----------------------

    LANDLORD: PETULA ASSOCIATES, LTD., an Iowa corporation

    and Koll Creekside Associates II, a California general

    partnership dba KC Creekside II, a joint venture


    By: /s/ Stanley Carson
       ------------------------
    Its: Vice President
        -----------------------
    By: /s/ Kurt D. Schaeffer
       ------------------------
    Its: Vice President
        -----------------------

EXHIBITS

A - Premises

B - Project

C - Signs

D - Space Plan

E - 1 Tenant Improvements included in rent

E - 2 Tenant Improvements included in rent

E - 3 Tenant Improvements included in rent
Addendum to Exhibit D

                                   EXHIBIT A
                                   ---------

                     [FLOOR PLAN OF BUILDING APPEARS HERE]

                         [SEE SUMMIT DESIGN FOR COPY]

                                   EXHIBIT B
                                   ---------

                         [GROUNDS LAYOUT APPEARS HERE]

                         [SEE SUMMIT DESIGN FOR COPY]

                                   EXHIBIT C

                                SIGN REGULATIONS

These criteria has been established for the purpose of maintaining the overall appearance of the Project. Conformance will be strictly enforced. Any sign installed without the approval of the Landlord will be brought to conformity at the expense of the Tenant.

A.  General Requirements

    1. Tenant shall submit a sketch of his proposed sign to the Landlord for his approval.

    2. A sign monument shall be furnished for the Tenant by the Landlord, and placed near the Tenant's main entry as directed by Landlord.

    3. Tenant shall be responsible for the fulfillment of all requirements of these criteria in accordance with the general specifications provided below.

B.  General Specifications

    1. No electrical or audible signs will be permitted.

    2. The sign dimensions are below. These dimensions shall apply to all Tenant signs.

    3. Tenants may select the style, size and color of the individual company's lettering and logo.

    4. Placement of the sign and method of attachment to the monument will be directed by the Landlord.

    5. Upon removal of any sign, any damage to the monument must be repaired by the Tenant at his expense. All monuments are the property of the Landlord.

    6. Except as provided herein, no advertising placecards, banners, pennants, names, insignias, trademarks, or other descriptive material shall be affixed or maintained upon the glass panes or exterior walls of the building, landscaped areas, streets or parking areas.


                       [SIGN REQUIREMENTS APPEAR HERE]

                     [FORUM PROPERTIES LOGO APPEARS HERE]

                                   EXHIBIT C

                             SIGN REQUIREMENTS (B)

Tenant shall be allowed to place one building mounted sign on the Building. Tenant's sign shall consist only of its company name and/or graphic logo. Such sign, and its installation and removal, shall comply with the following requirements:

                 1. Sign location shall be as directed by Landlord, but shall generally be on a second floor concrete wall panel centered above Tenant's main entry. Location may be adjusted by Landlord as appropriate for particular building configurations.

                 2. Sign materials shall be 1 1/2 inch high density strofoam with gold anodized brushed aluminum faces. Signs shall be composed of individual letters and/or logo applied directly to the Building wall with rubber silicone adhesive. Edges of sign materials shall be painted black.

                 3. Maximum sign height shall be 42 inches; maximum sign length shall be 16 feet; maximum height of each individual letter shall be 18 inches. Overall sign dimensions shall be determined by measuring between imaginary lines drawn as rectangle at the outer edges of the outermost letters and/or logo.

                 4. Tenant shall contract with an experienced, reputable, insured and bondable sign vendor approved by Landlord for the installation and maintenance of its sign. All costs associated with the design, manufacture and installation of Tenant's sign shall be paid for by Tenant. Upon the expiration or termination of the Lease, Tenant shall similarly contract for the removal of the sign and restoration of the wall to its prior condition.

                 5. Notwithstanding anything herein to the contrary, any signage by Tenant must comply with all applicable laws and codes, and Tenant shall be responsible to obtain and to comply with all required permits.

                     [FORUM PROPERTIES LOGO APPEARS HERE]

                                                    Tenant Name:    TSSI
                                                                -------------
                                 EXHIBIT E-1
                              TENANT IMPROVEMENTS
                                 (ALLOWANCE)

1. The following Improvements (the "Tenant Improvements") shall be made to the Premises prior to occupancy by Tenant, all as generally shown and described on the Space Plan (Exhibit D). Landlord's obligation is to improve approx. 20,000 SF of Bldg. 15 @ Creekside substantially in accordance with the above. Landlord's obligation is fulfilled when this work is substantially completed, meaning the work has been performed to the point where the premises are fit for use in accordance with their intended purpose, notwithstanding the fact that minor corrections or completion items (commonly call "punch list items") remain.








2.  The Costs (as defined below) of the Tenant Improvements described in
    Section 1 above are included in the base monthly rent to the extent that such Costs do not exceed the agreed allowance of $330,901 (the "Allowance").

3. A complete construction document package (the "CDP") with respect to the Tenant Improvements, including a floor plan, a reflected ceiling/lighting plan, specifications, and any other documents required to describe the Tenant Improvements, and if appropriate a statement of Costs, shall be prepared as set forth herein. If any other Exhibit to this Lease also requires a CDP, a single, combined CDP shall be used.

    C. Tenant shall approve the CDP in writing or by initialing the CDP no later than 9/27/93 Tenant shall not have the right to withhold or condition such approval, except only that Tenant may make corrections (the "Corrections") to the CDP to cause the CDP to conform to the Tenant information if this is not the case or to reduce the Costs to the Allowance amount if the estimate exceeds the Allowance. Any such Corrections must be in writing and must be delivered by the date approval is otherwise required as set forth above.

    D. The CDP, once corrected if necessary, shall constitute the working plans and specifications for the Tenant Improvements, and Tenant shall approve the same and pay to Landlord the amount shown on the statement of Costs if and to the extent it exceeds the Allowance, both by the date established under Item C above (or within 3 working days following Tenant's receipt of the corrected CDP, if applicable). Unless Landlord elects otherwise, no permit applications or work regarding the Tenant Improvements shall be undertaken until such approval (and payment, if any) are received by Landlord. As total Costs are finalized from the estimate, Landlord and Tenant shall adjust any differences; in all events, any net increase in Costs shall be paid by Tenant to Landlord in cash (to the extent the Allowance is exceeded) within five (5) working days of notice from Landlord.

    E. Time is of essence hereof. In the event Tenant does not comply with the time deadlines set forth herein, (a) any additional Costs resulting from such delays shall be paid by Tenant along with the payment required under Item D above or when otherwise required by Landlord, and (b) any delays in completion of the Premises may delay Tenant's occupancy of the Premises, but the Commencement Date (and therefore the date upon which the accrual of rent commences) shall nonetheless be the date set forth in the Lease Agreement.

4. Landlord shall not be obligated to construct any further Improvements other than those set forth in the approved CDP. If, after approval of the CDP, Tenant desires further Improvements to be constructed, Tenant shall request construction of the same, in writing. Landlord shall have no obligation to agree to such request. If Landlord does agree to any such request, then (a) all Costs related to such further Tenant Improvements shall be paid by Tenant to Landlord in cash (to the extent the Allowance is exceeded) within five (5) working days but in all events prior to commencement of construction or other work related to the further improvements, and (b) any delays in completion of the Premises attributable to such request, including delays caused by redesign time, reordering of the work, or Landlord awaiting Tenant's payment of additional Costs, shall not change the scheduled Commencement Date (and, therefore, the date upon which the accrual of rent commences) as set forth in the Lease Agreement. However, Tenant acknowledges that, because of further requested Improvements, the Premises may not be available for Tenant to occupy on the scheduled Commencement Date. If further improvements are required by building officials in order to meet their interpretation of building codes, or if further improvements are required due to unforeseen or concealed conditions that are necessary to complete the work in accordance with the Construction Documents, this work will be priced, reviewed with the Tenant, and completed. Reimbursement to the Landlord as well as all other terms and conditions noted above for a "Tenant requested" change will apply to these revisions as well.

5. When used in this Exhibit, the capitalized term "Costs" means all costs and expenses incurred by Landlord in connection with the subject work and/or materials, including but not limited to the costs of labor, materials, permits, architect, and space planner fees, general conditions, construction, management, or other professional fees, and all other costs and expenses.

                     [FORUM PROPERTIES LOGO APPEARS HERE]

                                                    Tenant Name:    TSSI
                                                                -------------
                                 EXHIBIT E-2
                              TENANT IMPROVEMENTS
                                 (ALLOWANCE)

1. The following Improvements (the "Tenant Improvements") shall be made to the Premises prior to the occupancy by Tenant, all as generally shown and described on the Space Plan (Exhibit to come). Landlord's obligation is to
                                         -------
    improve Building 15 at Creekside Corporate Park substantially in accordance with the above. Landlord's obligation is fulfilled when this work is substantially completed, meaning the work has been performed to the point where the premises are fit for use in accordance with their intended purpose, notwithstanding the fact that minor corrections or completion items (commonly called "punch list items") remain.







2.  The Costs (as defined below) of the Tenant Improvements described in
    Section 1 above are included in the base monthly rent to the extent that such Costs do not exceed the agreed allowance of $30,901.00 (the "Allowance"). This allowance can be spent (as stated below) *no sooner than January 1, 1995.

3. A complete construction document package (the "CDP") with respect to the Tenant Improvements, including a floor plan, a reflected ceiling/lighting plan, specifications, and any other documents required to describe the Tenant Improvements, and if appropriate a statement of Costs, shall be prepared as set forth herein. If any other Exhibit to this Lease also requires a CDP, a single, combined CDP shall be used.

    A. No later than 8/10/94, Tenant shall deliver to Landlord's designated architect or space planner (the "Space Planner") all information requested by the Space Planner to prepare the CDP (the "Tenant Information"). Delays in receipt of this information from the Tenant will result in at least a day for day delay in the promised Tenant occupancy date.

    B. Within 15 working days after Tenant's delivery of the Tenant Information, Landlord and the Space Planner shall deliver to Tenant a CDP.

    C. Tenant shall approve the CDP in writing or by initialing the CDP no later than 3 working days after Tenant's receipt thereof; Tenant shall not have the right to withhold or condition such approval, except only that Tenant may make corrections (the "Corrections") to the CDP to cause the CDP to conform to the Tenant Information if this not the case or to reduce the Costs to the Allowance amount if the estimate exceeds the Allowance. Any such Corrections must be in writing and must be delivered by the date approval is otherwise required as set forth above.

    D. The CDP, once corrected if necessary, shall constitute the working plans and specifications for the Tenant Improvements, and Tenant shall approve the same and pay to the Landlord the amount shown on the statement of Costs if and to the extent it exceeds the Allowance, both by the date established under Item C above (or within 3 working days following Tenant's receipt of the corrected CDP, if applicable). Unless Landlord elects otherwise, no permit applications or work regarding the Tenant Improvements shall be undertaken until such approval (and payment, if any) are received by Landlord. As total Costs are finalized from the estimate, Landlord and Tenant shall adjust any differences; in all events, any net increase in Costs shall be paid by Tenant to Landlord in cash (to the extent the Allowance is exceeded) within five (5) working days of notice from Landlord.

    E. Time is of essence hereof, in the event Tenant does not comply with the time deadlines set forth herein, (a) any additional Costs resulting from such delays shall be paid by Tenant along with the payment required under Item D above or when otherwise required by Landlord, and
         (b) any delays in completion of the Premises may delay Tenant's occupancy of the Premises, but the Commencement Date (and therefore the date upon which the accrual of rent commences) shall nonetheless be the date set forth in the Lease Agreement.

4. Landlord shall not be obligated to construct any further Improvements other than those set forth in the approved CDP. If, after approval of the CDP, Tenant desires further Improvements to be constructed, Tenant shall request construction of the same, in writing. Landlord shall have no obligation to agree to such request. If Landlord does agree to any such request, then (a) all Costs related to such further Tenant Improvements shall be paid by Tenant to Landlord in cash (to the extent the Allowance is exceeded) within five (5) working days but in all events prior to commencement of construction or other work related to the further Improvements, and (b) any delays in completion of the Premises attributable to such request, including delays caused by redesign time, reordering of the work, or Landlord awaiting Tenant's payment of additional Costs, shall not change the scheduled Commencement Date (and, therefore, the date upon which the accrual of rent commences) as set forth in the Lease Agreement. However, Tenant acknowledges that, because of further requested Improvements, the Premises may not be available for Tenant to occupy on the scheduled Commencement Date. If further Improvements are required by building officials in order to meet their interpretation of building codes, or if further Improvements are required due to unforeseen or concealed conditions that are necessary to complete the work in accordance with the Construction Documents, this work will be priced, reviewed with the Tenant, and completed. Reimbursement to the Landlord as well as all other terms and conditions noted above for a "Tenant requested" change will apply to these revisions as well.

5. When used in this Exhibit, the capitalized term "Costs" means all costs and expensed incurred by Landlord. In connection with the subject work and/or materials, including but not limited to the costs of labor, materials, permits, architect and space planner fees, general conditions, construction, management, or other professional fees, and all other costs and expenses.

             * The allowance, up to the amount of the entire allowance shall be spent first on Hayworth Partitions & attached Hayworth furnishings prior to spending any monies on other tenant improvements. The Hayworth partitions & furniture shall remain property of the landlord.

                     [FORUM PROPERTIES LOGO APPEARS HERE]

                                                    Tenant Name:    TSSI
                                                                -------------
                                 EXHIBIT E-3
                              TENANT IMPROVEMENTS
                                 (ALLOWANCE)

1. The following Improvements (the "Tenant Improvements") shall be made to the Premises prior to the occupancy by Tenant, all as generally shown and described on the Space Plan (Exhibit to come). Landlord's obligation is to
                                         -------
    improve Building 15 at Creekside Corporate Park substantially in accordance
            ---------------------------------------
    with the above. Landlord's obligation is fulfilled when this work is substantially completed, meaning the work has been performed to the point where the premises are fit for use in accordance with their intended purpose, notwithstanding the fact that minor corrections or completion items (commonly called "punch list items") remain.







2.  The Costs (as defined below) of the Tenant Improvements described in
    Section 1 above are included in the base monthly rent to the extent that such Costs do not exceed the agreed allowance of $30,901.00 (the "Allowance"). This allowance can be spent (as stated below) *no sooner than January 1, 1996.

3. A complete construction document package (the CDP) with respect to the Tenant Improvements, including a floor plan, a reflected ceiling/lighting plan, specifications, and any other documents required to describe the Tenant Improvements, and if appropriate a statement of Costs, shall be prepared as set forth herein. If any other Exhibit to this Lease also requires a CDP, a single, combined CDP shall be used.

    A.   No later than 8/10/95, Tenant shall deliver to Landlord's
                       -------
         designated architect or space planner (the "Space Planner") all information requested by the Space Planner to prepare the CDP (the "Tenant Information"). Delays in receipt of this information from the Tenant will result in at least a day for day delay in the promised Tenant occupancy date.

    B. Within 15 working days after Tenant's delivery of the Tenant Information, Landlord and the Space Planner shall deliver to Tenant a CDP.

    C. Tenant shall approve the CDP in writing or by initialing the CDP no later than 3 working days after Tenant's receipt thereof; Tenant shall not have the right to withhold or condition such approval, except only that Tenant may make corrections (the "Corrections") to the CDP to cause the CDP to conform to the Tenant Information if this not the case or to reduce the Costs to the Allowance amount if the estimate exceeds the Allowance. Any such Corrections must be in writing and must be delivered by the date approval is otherwise required as set forth above.

    D. The CDP, once corrected if necessary, shall constitute the working plans and specifications for the Tenant Improvements, and Tenant shall approve the same and pay to the Landlord the amount shown on the statement of Costs if and to the extent it exceeds the Allowance, both by the date established under Item C above (or within 3 working days following Tenant's receipt of the corrected CDP, if applicable). Unless Landlord elects otherwise, no permit applications or work regarding the Tenant Improvements shall be undertaken until such approval (and payment, if any) are received by Landlord. As total Costs are finalized from the estimate, Landlord and Tenant shall adjust any differences; in all events, any net increase in costs shall be paid by Tenant to Landlord in cash (to the extent the Allowance is exceeded) within five (5) working days of notice from Landlord.

    E. Time is of essence hereof, in the event Tenant does not comply with the time deadlines set forth herein, (a) any additional Costs resulting from such delays shall be paid by Tenant along with the payment required under Item D above or when otherwise required by Landlord, and
         (b) any delays in completion of the Premises may delay Tenant's occupancy of the Premises, but the Commencement Date (and therefore the date upon which the accrual of rent commences) shall nonetheless be the date set forth in the Lease Agreement.

4. Landlord shall not be obligated to construct any further Improvements other than those set forth in the approved CDP. If, after approval of the CDP, Tenant desires further Improvements to be constructed, Tenant shall request construction of the same, in writing. Landlord shall have no obligation to agree to such request. If Landlord does agree to any such request, then (a) all Costs related to such further Tenant Improvements shall be paid by Tenant to Landlord in cash (to the extent the Allowance is exceeded) within five (5) working days but in all events prior to commencement of construction or other work related to the further Improvements, and (b) any delays in completion of the Premises attributable to such request, including delays caused by redesign time, reordering of the work, or Landlord awaiting Tenant's payment of additional Costs, shall not change the scheduled Commencement Date (and, therefore, the date upon which the accrual of rent commences) as set forth in the Lease Agreement. However, Tenant acknowledges that, because of further requested improvements, the Premises may not be available for Tenant to occupy on the scheduled Commencement Date. If further improvements are required by building officials in order to meet their interpretation of building codes, or if further Improvements are required due to unforeseen or concealed conditions that are necessary to complete the work in accordance with the Construction Documents, this work will be priced, reviewed with the Tenant, and completed. Reimbursement to the Landlord as well as all other terms and conditions noted above for a "Tenant requested" change will apply to these revisions as well.

5. When used in this Exhibit, the capitalized term "Costs" means all costs and expensed incurred by Landlord. In connection with the subject work and/or materials, including but not limited to the costs of labor, materials, permits, architect and space planner fees, general conditions, construction, management, or other professional fees, and all other costs and expenses.

             * The allowance, up to the amount of the entire allowance shall be spent first on Hayworth Partitions & attached Hayworth furnishings prior to spending any monies on other tenant improvements. The Hayworth partitions & furniture shall remain property of the landlord.

                                     TSSI
                             Addendum to Exhibit D
                                    10/8/93



Bid Alternates #1, 2, 3, & 4 are included.

Painting of existing gypsum ceiling is excluded.

Signage is by Tenant.

Security alarms are by Tenant.

Haworth System Furniture with Components are included per the Haworth/Thayer quote #01363119 dated, 10/5/93 (signed by Share on 10/8/93) and attached quote detail pages 1 thru 22.

                    [LOGO OF FORUM PROPERTIES APPEARS HERE]


                            1st AMENDMENT TO LEASE
                            ---
That certain Lease Dated 10/26/93 by and between PETULA ASSOCIATES, LTD., an
                                                 ---------------------------
Iowa corporation, and KOLL CREEKSIDE ASSOCIATES II, a California general
- ------------------------------------------------------------------------
partnership dba KC CREEKSIDE II, Landlord, and Test Systems Strategies Inc.,
- --------------------------------               -----------------------------
Tenant, for the premises located at 9305 SW Gemini Drive, Beaverton, OR 97005,
                                    -----------------------------------------
Building 15, Unit all, is amended this 20th day of July, 1994 solely as
         --       ---                  ----        ----    --
hereinafter described by substituting the clauses below in place of the like numbered clauses in the Lease.


Effective the 10th day of February, 1994, the clause below is substituted for
              ----        ---------------
like numbered clause in the Lease agreement.


          lb. Tenant: Summit Design. Inc.
                      ------------------

All other terms and conditions of the above described Lease shall remain in full force and effect.

LANDLORD: PETULA ASSOCIATES, LTD. an Iowa corporation, and KOLL CREEKSIDE ASSOCIATES II, a California general partnership dba KC CREEKSIDE II

PETULA ASSOCIATES, LTD. an Iowa corporation
    By:  /s/ Rod Vogel
         ---------------------
         Rod Vogel
    Its: Vice President
         --------------------
    By:
         ---------------------
    Its:
         --------------------


TENANT:
    By:  /s/ Larry Gerhard
         ---------------------
    Its: President
         --------------------

                    [LOGO OF FORUM PROPERTIES APPEARS HERE]

                          EARLY POSSESSION AGREEMENT


Reference is made to that lease dated      October 26, 1993        "Lease Date"
                                     ------------------------------
between    Petula Associates, Ltd. and Koll Creekside Associates II  , Landlord
       --------------------------------------------------------------
and     Test Systems Strategies Inc.                                  , Tenant
   -------------------------------------------------------------------
at      9305 SW Gemini Drive, Beaverton, OR 97005
  ------------------------------------------------------------------------------
Building/Unit    15/ALL                                                        .
              -----------------------------------------------------------------

  Tenant is to be allowed to occupy the premises on   December 24, 1993 and rent
                                                    --------------------
is to begin on     March 1, 1994     (the "Early Possession Period"). Landlord
              -----------------------
and Tenant agree that all the terms and conditions of the Lease are to be in full force and effect as of the date of Tenant's possession of the premises.

Tenant accepts premises in their present condition. Landlord agrees to complete all tenant improvements as set forth in the Lease. Tenant understands that his early occupancy may cause some delay in the construction of the tenant improvements and that such delay will not be cause for forgiveness of any rent due. It is further understood that any improvement of the leased premises by the Tenant which may result in the delay in construction of tenant improvements or in the obtaining of a building permit without prior written consent of Landlord is hereby prohibited. Any such violation may cause the termination of the Lease.

In the event Tenant takes possession of the premises prior to completion of construction, Tenant agrees to hold Landlord harmless from any and all claims for damages to goods, equipment or inconvenience.

Tenant hereby agrees that if Tenant breaches the Lease and/or abandons the premises before the end of the Lease term, or if Tenant's right to possession is terminated by Landlord because of Tenant's breach of the Lease, Landlord shall, at its option, (i) void the Early Possession Agreement; and (ii) recover from Tenant, in addition to any damages due Landlord under the terms and conditions of the Lease, rent prorate for the duration of the Early Possession Period at a rental rate equivalent to two (2) times the monthly rental rate in effect at the commencement of the Lease.

DATE:
               ------------------------------------
                Petula Associates, Ltd. an Iowa corporation
LANDLORD:       and Koll Creekside Associates II, a California
               ------------------------------------
               general partnership dba KC CREEKSIDE II

               By: /s/ Rod Vogel
                  ---------------------------------
                  Rod Vogel,
                  Vice President

TENANT:        Test Systems Strategies, Inc.
               ------------------------------------
               By:  /s/ Larry Gerhard
                  ---------------------------------
               By:  /s/ Bruce Loughner        12/21
                  ---------------------------------

                                LEASE AMENDMENT

In accordance with Section 18 of the lease between Petula Associates, Ltd., an Iowa Corporation and Koll Creekside Associates II, a California general partnership dba KC Creekside II, a joint venture and Test Systems Strategies, Inc. (TSSI) dated October 26, 1993, the landlord must give their consent to any "...dissolution, merger, consolidation or other reorganization of Tenant..." TSSI is in the due diligence process of a proposed merger where TSSI will hold 60 percent of a newly merged entity. Based upon comments by Mr. Bruce Loughner, Vice-President of Finance, TSSI represents that such merger will not result in any material negative variance in its existing financial statements. TSSI recognizes that under the terms of Section 18 Landlord may require an examination of such financials to determine the credit worthiness of the resulting entity.

In order to remain in compliance with the terms of the lease, Koll Creekside Associates is hereby notified of TSSI's intent to enter into a proposed merger and grants it's consent as required in Section 18 to proceed with the merger activities.

TENANT: Test Systems Strategies, Inc.

By: /s/ Bruce Loughner
   --------------------------
Its: Chief Financial Officer
    -------------------------

LANDLORD: PETULA ASSOCIATES, LTD., an Iowa corporation and Koll Creekside Associates II, a California general partnership dba KC Creekside II, a joint venture.

By: /s/ Rod Vogel
   --------------------------
Its: Vice President
    -------------------------
    Rod Vogel
    Vice President

                        ADDENDUM TO BUSINESS PARK LEASE

     THIS ADDENDUM is entered into between Petula Associates Limited and Koll Creekside Associates ("Landlord") and Test Systems Strategies, Inc. ("Tenant") on the day and year written below, as an addendum to that certain Business Park Lease between these parties, dated effective January 1, 1991 (the "Lease").

     IN CONSIDERATION of the mutual terms and covenants set forth in the Lease and herein, the parties agree to the corrections, modifications and additions to the Lease set forth herein. The paragraph numbers set forth herein shall coincide with the paragraph numbers of the Lease. Whenever there is a conflict between the terms of this Addendum and the Lease, the terms of this Addendum shall supersede the terms of the Lease.

     4.a. The first month's rent shall be due on January 1, 1991.

     4.c. Tenant's first installment of Expenses shall be due on January 1, 1991.

     4.c.(1)(a),(b) The Expenses relating to supplies, materials, labor, equipment, repairing and maintaining are limited to the Common Areas of the Project. Common Areas are all areas of the Project other than areas occupied by tenants and areas susceptible to occupancy by tenants. Expenses do not include the cost of leasing, releasing and reletting the Project or portions thereof. Legal expenses incurred in negotiating, terminating or extending leases or incurred in proceedings against any tenants other than Tenant are not Expenses for purposes of this paragraph.

     4.c.(3) At the end of the last sentence of this subparagraph, delete the ".", and add the following language: ", or paid to Tenant if Tenant's Lease has expired and Tenant has no further obligation with regard to Expenses".

     4.c.(4) The late charge shall be five (5%) percent of the overdue payment, and may not be assessed by Landlord against Tenant unless Tenant's rent payment is more than five (5) days past due.

     6. Landlord shall give Tenant a credit in the whole sum of the security deposit Tenant currently has on deposit pursuant to that certain Koll Net Lease between these

Page 1. Addendum to Business Park Lease
same parties dated January 9, 1987 (the "Koll Lease"), against Tenant's obligation to pay a security deposit under this paragraph. Upon receipt of such credit, Tenant assigns to Landlord all rights Tenant has to its security deposit on deposit pursuant to the Koll Lease.

     7. Except in an emergency, or other circumstances in which 48 hours prior notice is not practicable, Landlord shall provide not less than 48 hours written notice to Tenant prior to making modifications, alterations, deletions or improvements to the Project which in any way materially interfere with or disrupt Tenant's use of the Premises. The prohibition against cooking in the Premises is deleted. Except as provided in this paragraph, Tenant accepts the Premises "AS IS". Landlord hereby agrees to make certain improvements and repairs to the Premises, some of which shall be commenced within ten (10) days of the execution hereof, and others of which shall be commenced within ten (10) days of the April 20, 1991, payment referenced in Section 32 below, or the earlier payment of all of the rent due under the Prior Lease (defined hereinafter) as described in Section 32, whichever first occurs. Tenant agrees that Landlord shall have reasonable access to the Premises for the purpose of making these improvements and that Landlord shall cooperate with Tenant to complete said alterations and repairs in a manner so as to minimize disruption to Tenant's business, and the improvements, once commenced, shall be completed with due diligence. All such improvement shall be accomplished without charge to Tenant. The improvements to be commenced within ten (10) days of the execution here are as follows:

        A. Landlord shall rekey all locks and replace all keys.

        B. Landlord shall investigate and unplug, if necessary, any stoppage in the sewer drains in restrooms.

        C. Landlord shall repair and replace any burned out corridor light bulbs, bulbs in exit signs, and other burned out bulbs and tubes.

        D. Landlord shall upgrade the ventilation system in all restrooms and air balance the existing HVAC system.

        E. Landlord shall repair the door closure mechanisms on the exit doors.

        F. Landlord shall add four (4) 10 volt duplex outlets to the library area.

Page 2. Addendum to Business Park Lease

        Within ten (10) days of the April 20, 1991, payment referenced in
Section 32 below or the earlier payment of all the rent due under the Prior Lease (defined hereafter) as described in Section 32, whichever first occurs, and if all other payments required hereunder are then current, Landlord shall commence the following improvements:


        A. Landlord shall replace restroom floor coverings, recarpet all presently carpeted areas, and install new cove base throughout the Premises.

        B. Landlord shall repaint all interior walls as well as refinish the woodwork in the kitchen area.

     8. Tenant's current signage is approved by Landlord for the term of this Lease and any renewal hereof.

     10. Landlord will continually provide nonexclusive parking spaces equivalent to four (4) parking spaces per one thousand (1,000) square feet of premises leased in Buildings 4 and 5 of the Project in the parking areas immediately surrounding Buildings 4 and 5 of the Project, and shall exert reasonable best efforts to ensure that Tenant has the use of its proportionate share.

     12, 13, 14. Tenant shall not be required to remove any alterations which Tenant made to the Premises with Landlord's prior written consent, unless such consent was conditioned upon removal. The criteria to determine if Landlord's withholding of consent is unreasonable shall include, but not be limited to, the following: whether the alteration, addition or improvement, (a) is visible from the exterior of the Project; (b) affects the structural integrity of the Project; or (c) involves the removal or modification of Tenant improvements.

     Tenant's release of Landlord shall not extend to Landlord's negligent acts or Landlord's breaches of the Lease, which Landlord has failed to cure as provided herein. Tenant's indemnity in favor of Landlord shall not extend to Landlord's negligent acts or Landlord's breach of the Lease. Landlord shall act with reasonable promptness and diligence to make any repairs which the Landlord is otherwise obligated to make under this Lease following receipt of written notice of the need for such repair by Landlord from Tenant. The reasonableness of the promptness and diligence with which the Landlord

Page 3. Addendum to Business Park Lease
makes a repair shall be determined in light of the nature of the repair and whether and how it critically or non-critically interferes with Tenant's use and enjoyment of the Premises.

     15. In paragraph 15 of the Lease at page 5, line 7, after the word "against", insert the following language "... to the extent of the coverage
 ...".

     16. In paragraph 16 of the Lease, the second sentence shall be superseded by the following sentence: "If Landlord does not elect to terminate this Lease, and if, in Landlord's estimation, the Premises cannot be restored within one hundred eighty (180) days following such destruction, then Landlord shall notify Tenant within thirty (30) days of the event causing the damage or destruction, and Tenant may terminate the Lease by delivery of notice to Landlord within thirty (30) days of receipt of Landlord's notice."

     18. In paragraph 18 of the Lease, the third, fourth, fifth, sixth and seventh sentences thereof shall be deleted. The following language is deleted from the first sentence of paragraph 18 of the Lease: "... which Landlord may withhold in its sole discretion". Any consent of Landlord requested by Tenant under paragraph 18 shall be governed by paragraph 27(c) of the Lease. Landlord shall not unreasonably withhold its consent as to any request by Tenant to assign, convey, transfer or sublet all or any part of the Premises leased. The criteria to determine if Landlord's withholding of consent is unreasonable, shall include, but not be limited to, the following: the prospective Tenant's, assignee's or transferee's (a) intended use of the premises; (b) parking needs; and (c) credit worthiness. A change of control of Tenant by sale of stock, assets, merger or otherwise, shall not be an assignment or transfer under the provisions of this paragraph.

     19. Paragraph 19 of the Lease shall be superseded by the following: "The occurrence of any of the following shall constitute a default by Tenant: (a) a failure to pay rent or other charge within ten (10) days of the due date thereof; (b) Abandonment and Vacation of the Premises (failure to occupy and operate the Premises for ten (10) consecutive days shall be deemed an abandonment and vacation); or (c) failure to perform any other provision of the Lease unless Tenant has commenced substantial steps toward the cure of such failure within fifteen (15) days after written notice thereof by Landlord to Tenant, and has completed said cure within thirty (30) days of said notice, unless the

Page 4. Addendum to Business Park Lease
cure is of such a nature that it cannot practicably be completed within that time, but can be cured within a reasonable time, then Tenant shall have an additional reasonable time to cure the default and shall continue to exercise all diligent efforts to complete said cure as soon thereafter as practicable, it being the obligation of Landlord to provide Tenant with a written notice of default for any alleged acts of default under paragraph 19(c) of the Lease. Notwithstanding the foregoing provision, however, in the event that the nature of Tenant's breach is such that Landlord's interests would be substantially jeopardized if the breach were allowed to persist for thirty (30) days (e.g., violations of the insurance, use, parking or hazardous waste provisions), then the period of written notice required under paragraph 19(c) may be reduced by the Landlord only to the extent necessary, however, to protect Landlord's interest under the circumstances.

     20.a. Paragraph 20.a.(3) is amended to read as follows: "Any other amount, including court, reasonable attorney and collection fees and costs, which Landlord is entitled to collect for Tenant's default."

     21. Except for emergency, the right of Landlord and its authorized representatives to enter the Premises shall be subject to twenty four (24) hours prior verbal or written notice to Tenant.

     22. Tenant's appointment of Landlord as attorney-in-fact of Tenant to execute, deliver and record documents as described in this paragraph shall not occur unless and until Landlord has submitted a written request to Tenant to execute, deliver and record any such document, and Tenant has failed to respond to Landlord within ten (10) days of such request. Tenant's right to quiet possession and the use and enjoyment of the Premises shall not be disturbed if Tenant is not in default of the Lease. Lessor will cause its present and future lenders and the present and future holders of any trust deed, mortgage or other encumbrance against the Project to honor Tenant's right to the quiet possession and use and enjoyment of the Premises so long as Tenant is not in default.

     24. The non-waiver provisions of this paragraph shall apply equally to Tenant.
                                                            [STAMP APPEARS HERE]
Page 5. Addendum to Business Park Lease

     30. Paragraph 30 of the Lease shall read as follows: "The "Additional Space" is that leasable area adjacent to the Premises which is outlined in red on the diagram attached hereto. If Tenant shall be desirous of leasing all or part of the Additional Space, Landlord agrees to negotiate with Tenant in good faith to reach agreement as to the lease of the Additional Space. The rights of Tenant under this paragraph 30 are not assignable, shall terminate upon any assignment, sublease or event of default hereunder by Tenant, or any termination of this Lease or of Tenant's right of possession hereunder, and are subordinate to the rights of Protocol Systems, Inc. which has certain preemptive rights as to the Additional Space.

     31. Landlord will allow TSSI to maintain a basketball hoop at the rear of the building, as long as it does not interfere with the quiet enjoyment of other tenants.

     32. This Lease supersedes and replaces that certain prior Lease dated January 16, 1987, by and between Landlord and Tenant (the "Prior Lease"). The Prior Lease is agreed to be terminated upon the effective date hereof; provided, the expiration or termination of the Prior Lease shall not release the parties from any obligations or liabilities which have previously accrued under the Prior Lease (except as otherwise set forth in this paragraph), nor shall it terminate the release, indemnity and limitation of liability provisions in the Prior Lease. Tenant shall be deemed to have complied with all provisions of the Prior Lease as to the condition of the Premises at the expiration of the Prior Lease term, and any further obligations of Tenant in that regard shall be governed by this Lease. It is agreed that Tenant is indebted to Landlord under the Prior Lease in the total amount of $44,769.89. Such indebtedness shall be paid in four (4) equal installments of $11,192.47 each, payment in such amount to be made on or before January 20, 1991, February 20, 1991, March 20, 1991, and April 20, 1991. Such payments shall be paid as payments of additional rent hereunder, and shall not be subject to late charges unless not paid within five
(5) days of the respective due date referenced in this paragraph.

     IN WITNESS WHEREOF, the parties have hereunto set their hands this ________ day of _________, 199_.

Page 6. Addendum to Business Park Lease

         LANDLORD                                        TENANT

PETULA ASSOCIATES, LTD., an Iowa                 TEST SYSTEMS STRATEGIES, INC.
corporation, and KOLL CREEKSIDE                  an Oregon corporation
ASSOCIATES, a California general
partnership, doing business as KC
CREEKSIDE

PETULA ASSOCIATES, LTD, an Iowa                  by: /s/ William E. DenBeste
corporation                                          -------------------------
                                                 Its: William E. DenBeste
                                                      ------------------------
                                                      President

by: /s/ Rod Vogel
   --------------------------------------
     Rod Vogel
Its: Senior Regional Equity Administrator
     Corporate Real Estate Equities
    -------------------------------------
by:
    -------------------------------------
Its:
    -------------------------------------


Page 7. Addendum to Business Park Lease